UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of earliest event reported):  March 19, 2009

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

North Carolina North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 333-3526-01 (Commission File Number)	56-1815473 56-1822494 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)
3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

This Form 8-K/A amends the Current Report on Form 8-K filed by Tanger Factory Outlet Centers, Inc. (the “Company”) on December 31, 2008, which included a summary of and attached as an exhibit the Amended and Restated Incentive Award Plan (the “Plan”) approved by the Share and Unit Option Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company.  Following the approval of the Plan, it came to the Committee’s attention that Sections 1.4 and 2.1 of the Plan did not accurately reflect the maximum number of shares issuable under the Plan and the award limits under the Plan, in each case as adjusted to reflect the 2 for 1 share split declared by the Board on November 28, 2004 (the “Share Split”).  Thus, on March 19, 2009, the Committee approved modifications to Sections 1.4 and 2.1 of the Plan to correctly reflect the post-Share Split share numbers.  The foregoing summary is qualified in its entirety by reference to the modified Plan, which is filed as Exhibit 10.1 to this Form 8-K/A and incorporated by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are included with this Report:

Exhibit 10.1	Amended and Restated Incentive Award Plan of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership, effective December 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 20, 2009

TANGER FACTORY OUTLET CENTERS, INC.

By:  /s/ Frank C. Marchisello Jr.
            Frank C. Marchisello, Jr.
 Executive Vice President, Chief Financial Officer and Secretary

TANGER PROPERTIES LIMITED PARTNERSHIP

By:  TANGER GP TRUST, sole general partner

By:  /s/ Frank C. Marchisello Jr.
             Frank C. Marchisello, Jr.
           Vice President, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.

Exhibit 10.1	Amended and Restated Incentive Award Plan of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership, effective December 29, 2008.

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